                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            SS&C Technologies, Inc.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                            SS&C TECHNOLOGIES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1997

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of SS&C Technologies, Inc., a Delaware corporation (the "Company"), will be held on Thursday, April 24, 1997 at 10:00 a.m. at The Hartford Golf Club, 134 Norwood Road, West Hartford, Connecticut 06117-2297 (the "Meeting") for the purpose of considering and voting upon the following matters:

    1. To elect two Class I Directors for the ensuing three years;

    2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current year; and

    3. To transact such other business, if any, as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

  The Board of Directors has fixed the close of business on Friday, March 21, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company, Corporate Place, 705 Bloomfield Avenue, Bloomfield, Connecticut 06002 and will be available at the Meeting.

  A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,


                                          William C. Stone, Secretary

April 4, 1997

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                            SS&C TECHNOLOGIES, INC.
                                CORPORATE PLACE
                             705 BLOOMFIELD AVENUE
                         BLOOMFIELD, CONNECTICUT 06002

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 24, 1997

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SS&C Technologies, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, April 24, 1997 at 10:00 a.m. at The Hartford Golf Club, 134 Norwood Road, West Hartford, Connecticut 06117-2297 and at any adjournments thereof (the "Meeting").

  All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

  On March 21, 1997, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 12,433,712 shares of common stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

  THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY CARD AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 4, 1997. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF JOHN S. WIECZOREK, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SS&C TECHNOLOGIES, INC., CORPORATE PLACE, 705 BLOOMFIELD AVENUE, BLOOMFIELD, CONNECTICUT 06002. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information, as of March 31, 1997, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors and nominees for director of the Company, (iii) the Chief Executive Officer and the four executive officers listed in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

                                                  AMOUNT AND NATURE
                                              OF BENEFICIAL OWNERSHIP(1)
                                              -----------------------------
         NAME AND ADDRESS                      NUMBER OF       PERCENT OF
         OF BENEFICIAL OWNER                     SHARES           CLASS
         -------------------                  --------------- -------------
5% STOCKHOLDERS
William C. Stone(2).........................        4,514,680          36.3%
 c/o SS&C Technologies, Inc.
 Corporate Place
 705 Bloomfield Avenue
 Bloomfield, CT 06002
William E. Ford(3)(4).......................        2,808,890          22.6
 c/o General Atlantic Service Corporation
 Three Pickwick Plaza
 Greenwich, CT 06830
General Atlantic Partners, LLC(3)...........        2,802,640          22.5
 c/o General Atlantic Service Corporation
 Three Pickwick Plaza
 Greenwich, CT 06830
General American Life Insurance Company(5)..          897,430           7.2
 700 Market Street
 St. Louis, MO 63101
The Conning Funds(5)........................          897,430           7.2
 c/o Conning & Company
 CityPlace II
 185 Asylum Street
 Hartford, CT 06103
John B. Clinton(5)..........................          897,430           7.2
 c/o Conning & Company
 CityPlace II
 185 Asylum Street
 Hartford, CT 06103
OTHER DIRECTORS AND NOMINEES
Peter L. Bloom(3)(6)........................            7,917             *
Shane A. Chalke(7)..........................          133,750           1.0
David W. Clark, Jr.(8)......................           50,000             *
Joseph H. Fisher............................           25,000             *
William W. Wyman(9).........................            8,594             *
Jonathan M. Schofield.......................              200             *
OTHER NAMED EXECUTIVE OFFICERS
Patrick W. Kenny(10)........................           20,292             *
David A. Varsano(11)........................           39,079             *
Marc W. Zimmerman(12).......................           17,790             *
All executive officers and directors, as a
 group(13) (13 Persons).....................        8,578,747          67.6

--------
* Less than 1%
 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 31, 1997 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.
 (2) The information reported is based on a Schedule 13G, dated February 4, 1997, filed with the Securities and Exchange Commission by Mr. Stone.
 (3) Consists of 2,569,300 shares held by General Atlantic Partners 15, L.P. ("GAP 15") and 233,340 shares held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment"). The general partner of GAP 15 is General Atlantic Partners, LLC, a Delaware limited liability company. The managing members of General Atlantic Partners, LLC are Steven A. Denning, David C. Hodgson, Stephen P. Reynolds, J. Michael Cline, William O. Grabe and William E. Ford. The same individuals are the general partners of GAP Coinvestment. Messrs. Ford and Bloom, directors of the Company, are members of General Atlantic Partners, LLC. Messrs. Ford and Bloom disclaim beneficial ownership of shares owned by GAP 15 and GAP Coinvestment, except to the extent of their pecuniary interests therein. The information reported is based on a Schedule 13G, dated February 14, 1997, filed with the Securities and Exchange Commission by GAP 15 and GAP Coinvestment.
 (4) Includes 6,250 shares subject to outstanding stock options which are exercisable within the 60-day period following March 31, 1997.
 (5) Consists of 199,160 shares of Common Stock held by Conning Insurance Capital Limited Partnership II; 389,090 shares of Common Stock held by Conning Insurance Capital Limited Partnership III; 224,590 shares of Common Stock held by Conning Insurance Capital International Partners II; and 84,590 shares of Common Stock held by Conning Insurance Capital International Partners III, L.P. Conning Insurance Capital Limited Partnership II, Conning Insurance Capital Limited Partnership III, Conning Insurance Capital International Partners II, and Conning Insurance Capital International Partners III, L.P. are collectively referred to as the "Conning Funds." Conning & Company is the direct or indirect general partner of each of the Conning Funds and, as such, has voting and dispositive control with respect to the securities held by each of the Conning Funds. General American Life Insurance Company, a Missouri corporation ("GALIC"), has indirect sole ownership of all of the voting stock of Conning & Company. Mr. John B. Clinton, a current Class I director of the Company who is not standing for re-election, is a Senior Vice President of Conning & Company. Mr. Clinton disclaims beneficial ownership of the shares of Common Stock held by the Conning Funds except to the extent of his proportionate pecuniary interests therein. GALIC disclaims beneficial ownership of the shares of Common Stock held by the Conning Funds except to the extent of its proportionate pecuniary interests therein. The information reported is based on a Schedule 13G, dated January 10, 1997, filed with the Securities and Exchange Commission by GALIC, the Conning Funds and other GALIC affiliates.
 (6) Consists of 7,917 shares subject to outstanding stock options which are exercisable within the 60-day period following March 31, 1997.
 (7) Includes 113,750 shares of Common Stock subject to outstanding stock options which are exercisable with the 60-day period following March 31, 1997.

 (8) Includes 40,000 shares held by the Clark Limited Family Partnership, of which Mr. Clark is a general partner. Mr. Clark disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interests therein.
 (9) Consists of 8,594 shares subject to outstanding stock options which are exercisable within the 60-day period following March 31, 1997.
(10) Includes 19,792 shares subject to outstanding stock options which are exercisable within the 60-day period following March 31, 1997.
(11) Includes 32,500 shares subject to outstanding stock options which are exercisable within the 60-day period following March 31, 1997.
(12) Includes 16,188 shares subject to outstanding stock options which are exercisable within the 60-day period following March 31, 1997.
(13) Includes an aggregate of 239,116 shares subject to outstanding stock options which are exercisable within the 60-day period following March 31, 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during 1996 the Reporting Persons complied with all Section 16(a) filing requirements.

VOTES REQUIRED

  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required for the ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current year.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

                       PROPOSAL 1--ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

  The Company has a classified Board of Directors currently consisting of two Class I directors, three Class II directors, and three Class III directors. The Class I, Class II and Class III Directors will serve until the annual meeting of stockholders to be held in 1997, 1998 and 1999, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

  The persons named in the enclosed proxy will vote to elect, as Class I directors, William W. Wyman and Jonathan M. Schofield, the two director nominees named below, unless the proxy is marked otherwise. Mr. Wyman is currently a director of the Company. Mr. John B. Clinton, a current Class I director of the Company, is not standing for re-election to the Board of Directors.

  Each Class I director will be elected to hold office until the 2000 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

  For each member of the Board of Directors, including those who are nominees for election as Class I Directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Company.

  PETER L. BLOOM, age 39, has served on the Board of Directors of the Company since October 1995. He is currently a member of General Atlantic Partners, LLC, a private investment firm and principal stockholder of the Company, and has been with General Atlantic Partners, LLC since January 1996. Mr. Bloom was previously employed by Salomon Brothers Inc. from May 1982 to December 1995 in various positions including Managing Director of Technology.

  SHANE A. CHALKE, age 39, joined the Company in March 1995 as Executive Vice President and Director upon the Company's acquisition of substantially all of the assets and operations of Chalke Incorporated. Specializing in the financial analysis of insurance companies, Mr. Chalke founded Chalke Incorporated in 1983 and served as its Chairman, Chief Executive Officer and President until March 1995.

  DAVID W. CLARK, JR., age 59, has served on the Board of Directors of the Company since November 1992. He is currently the Managing Director of Pryor & Clark Company, a corporation involved in private investments and venture capital, where he has served since 1991. Mr. Clark has previously served as President, Chief Operating Officer and Treasurer of Corcap, Inc., an elastomer and molded rubber manufacturer, President and Chief Executive Officer of CompuDyne Corporation, a defense services contractor, and President and Chief Operating Officer of Lydall, Inc., a diversified manufacturer of industrial products. He also serves as a member of the Boards of Directors of Acme United Corporation, Checkpoint Systems Inc., CompuDyne Corporation and Corcap, Inc.

  JOSEPH H. FISHER, age 53, has served on the Board of Directors of the Company since January 1992. Mr. Fisher was formerly employed by KPMG Peat Marwick LLP and served as the Managing Partner of the Hartford, Connecticut office from 1983 to 1991. Since his retirement in 1991, Mr. Fisher served as interim Chief Financial Officer of Big Y Foods Inc., a supermarket chain, from May 1992 to September 1992 and as the Special Assistant to the President for Financial and Administrative Affairs at the University of Hartford from October 1992 to November 1993. During 1994 and 1995, he served as an independent consultant to the University of Hartford.

  WILLIAM E. FORD, age 35, has served on the Board of Directors of the Company since September 1994. Mr. Ford is a managing member of General Atlantic Partners, LLC and has been with General Atlantic Partners,

LLC since July 1991. From August 1987 to July 1991, Mr. Ford was an associate with Morgan Stanley & Co. Incorporated in the mergers and acquisitions department. Mr. Ford is also a director of Envoy Corporation, Ex Tende Group, Inc., GT Interactive Software Corp. and Marcam Corporation and several private software companies in which General Atlantic Partners or one of its affiliates is an investor.

  JONATHAN M. SCHOFIELD, age 56, is a nominee for election to the Board of Directors of the Company. Since 1993, Mr. Schofield has served as the Chairman and Chief Executive Officer of Airbus Industrie of North America, Inc., a subsidiary of Airbus Industrie, a manufacturer of large civil aircraft. From 1989 to 1992, he served as President of United Technologies International, a wholly owned subsidiary of United Technologies Corporation, a diversified manufacturer of industrial products.

  WILLIAM C. STONE, age 41, founded the Company in 1986 and has served as Chairman of the Board of Directors, Chief Executive Officer and President since the Company's inception. Prior to founding the Company, he directed the financial services consulting practice of KPMG Peat Marwick LLP in Hartford, Connecticut and was Vice President of Administration and Special Investment services at Advest, Inc.

  WILLIAM W. WYMAN, age 59, has served on the Board of Directors of the Company since February 1996. From 1984 to 1995, he served as Managing Partner of Oliver, Wyman & Company, a consulting firm he founded which specializes in management consulting to financial institutions in North America and Europe. From 1965 to 1984, Mr. Wyman was employed at Booz, Allen & Hamilton, an international management consulting firm.

  For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

  The Board of Directors of the Company met six times (including by telephone conference) during 1996. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

  The Board of Directors has a Compensation Committee, which has the authority and responsibility to establish the compensation of, and compensation policies applicable to, the Company's executive officers and administers the Company's 1994 Stock Option Plan and 1996 Employee Stock Purchase Plan. The Compensation Committee held three meetings during 1996. The members of the Compensation Committee are Messrs. Clark and Ford.

  The Board of Directors has an Audit Committee, which reviews and evaluates the Company's audit procedures and the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held four meetings during 1996. The current members of the Audit Committee are Messrs. Clinton and Fisher. It is currently anticipated that the Board of Directors will designate a replacement for Mr. Clinton following the expiration of his term at the Meeting.

  The Company has no nominating committee of the Board of Directors.

DIRECTOR COMPENSATION

  All of the directors are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Each non-employee director is paid $500 for attendance at each meeting of the Board (other than telephonic meetings). Other directors are not entitled to compensation in their capacities as directors.

 1996 Director Stock Option Plan

  The 1996 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in April 1996. Under the terms of the Director Plan, directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive nonstatutory options to purchase shares of Common Stock. A total of 150,000 shares of Common Stock may be issued upon exercise of options granted under the Director Plan.

  Each eligible director will receive annual options to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders, commencing with the 1997 Annual Meeting of Stockholders. Options to purchase 5,000 shares of Common Stock will also be granted to each eligible director upon his or her initial election to the Board of Directors. All options granted under the Director Plan will vest on the first anniversary of the date of grant and the exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on the date of grant on the Nasdaq National Market (or such other nationally recognized exchange or trading system if the Common Stock is no longer traded on the Nasdaq National Market).

  In the event an optionee ceases to serve as a director, each option may be exercised by the optionee for the portion then exercisable at any time within 60 days after the optionee ceases to serve as a director; provided, however, that in the event that the optionee ceases to serve as a director due to his death or disability, then the optionee, or his or her administrator, executor or heirs may exercise the exercisable portion of the option for up to 180 days following the date the optionee ceased to serve as a director. No option is exercisable after the expiration of ten years from the date of grant.

  Federal Income Tax Consequences. Options granted under the Director Plan do not qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"). See "Compensation of Executive Officers--1993 and 1994 Option Plans" for a description of federal income tax consequences of options granted under the Director Plan.

COMPENSATION OF EXECUTIVE OFFICERS

 Summary Compensation

  The following table sets forth certain information with respect to the annual and long-term compensation of the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for the two years ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                    ANNUAL COMPENSATION               COMPENSATION
                             ------------------------------------ ---------------------
                                                                         AWARDS
                                                                  ---------------------
   NAME AND PRINCIPAL                                ALL OTHER         SECURITIES        OTHER ANNUAL
        POSITION        YEAR SALARY($)   BONUS($) COMPENSATION($) UNDERLYING OPTIONS(#) COMPENSATION($)
   ------------------   ---- ---------   -------- --------------- --------------------- ---------------
William C. Stone....... 1996  225,028        --          --                  --              1,000(1)
 President and Chief    1995  150,000     30,000         --                  --              1,000(1)
 Executive Officer
Shane A. Chalke(2)..... 1996  317,061(3)     --          --                  --                --
 Executive Vice         1995  262,500        --          --              210,000               --
 President
Patrick W. Kenny(4).... 1996  212,035        --          --                  --                --
 Senior Vice President, 1995   25,942        --          --               50,000               --
 Services
Marc W. Zimmerman(5)... 1996  180,000        --       38,500(6)            9,000               --
 Senior Vice President, 1995   64,846        --          --               31,000               --
 Strategic Products
David A. Varsano(7).... 1996  155,000        --          --                  --                --
 Senior Vice President, 1995   48,942     57,500         --               78,000               --
 Development and Client
 Services

--------
(1) Represents the Company's contribution under its 401(k) savings plan.
(2) Mr. Chalke joined the Company as Executive Vice President in March 1995 upon the Company's acquisition of substantially all of the assets and operations of Chalke Incorporated.
(3) Represents a base salary of $200,000 and, in accordance with Mr. Chalke's employment agreement, additional compensation of $108,781 based upon a percentage of certain licensing fees and consulting fees collected by the Company during fiscal 1996 and attributable to Mr. Chalke's efforts. See "--Employment Agreements."
(4) Mr. Kenny joined the Company as a Senior Vice President in November 1995.
(5) Mr. Zimmerman joined the Company as a Senior Vice President in August 1995.
(6) Represents a reimbursable moving expense paid by the Company.
(7) Mr. Varsano joined the Company as a Senior Vice President in September
    1995.

 Option Grants

  The following table sets forth certain information concerning grants of stock options made during fiscal 1996 to each of the Named Executive Officers. The Company granted no stock appreciation rights during fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF STOCK
                                                                                                PRICE APPRECIATION FOR
                                                   INDIVIDUAL GRANTS                               OPTION TERM (1)
                         ---------------------------------------------------------------------- ----------------------
                                            PERCENT OF TOTAL
                             NUMBER OF          OPTIONS
                             SECURITIES        GRANTED TO
                         UNDERLYING OPTIONS   EMPLOYEES IN   EXERCISE PRICE PER
   NAME                     GRANTED (#)     FISCAL YEAR (%)       SHARE(2)      EXPIRATION DATE     5%         10%
   ----                  ------------------ ---------------- ------------------ --------------- ---------- -----------
William C. Stone........         --               --                 --                 --             --          --
Shane A. Chalke.........         --               --                 --                 --             --          --
Patrick W. Kenny........         --               --                 --                 --             --          --
Marc W. Zimmerman.......       9,000              5.3%             $9.00            3/31/06     $   50,940 $   129,093
David A. Varsano........         --               --                 --                 --             --          --

--------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.
(2) All options were granted at fair market value as determined by the Board of Directors of the Company on the date of the grant.

 Fiscal Year-End Option Value Table

  The following table summarizes certain information regarding the number and value of unexercised stock options held as of December 31, 1996 by each of the Named Executive Officers. No stock options were exercised during fiscal 1996 by the Named Executive Officers and no stock appreciation rights were exercised during fiscal 1996 by the Named Executive Officers or were outstanding at year end.

                         FISCAL YEAR-END OPTION VALUES

                    NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                        UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS
                            FISCAL YEAR END              AT FISCAL YEAR END
                                  (#)                           ($)
   NAME                EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
   ----             ------------------------------- ----------------------------
William C. Stone..              --/--                          --/--
Shane A. Chalke...          91,875/118,125               $218,203/$280,547
Patrick W. Kenny..          14,583/35,417                   5,469/13,281
Marc W. Zimmer-
 man..............          10,333/29,667                  14,208/40,792
David A. Varsano..          24,375/53,625                  33,516/73,734

--------
(1) Value based upon the last sales price per share ($6.375) of the Company's Common Stock on December 31, 1996, as reported on the Nasdaq National Market, less the exercise price.

 Employment Agreements

  In March 1996, the Company and Mr. Stone entered into an employment agreement providing for the employment of Mr. Stone as the President and Chairman of the Board of Directors of the Company. The employment agreement provides for a three-year term ending on March 28, 1999, after which time it renews automatically for additional one-year periods until terminated by the Company or Mr. Stone. The agreement provides for an annual base salary of $250,000 as well as annual incentive compensation in an amount determined by the Board of Directors or the Compensation Committee in their respective sole discretion. The agreement also contains a non-competition covenant pursuant to which Mr. Stone is prohibited from competing with the Company during his employment by the Company and for one year (if the employment agreement is not renewed by the Company after expiration of its initial three-year term) or two years (if Mr. Stone's employment is terminated for cause by the Company or voluntarily by Mr. Stone) thereafter.

  The Company is a party to an employment agreement with Mr. Chalke for the period commencing March 31, 1995 and ending March 31, 2000. The agreement provides that, in 1996, Mr. Chalke was entitled to receive a base salary of $200,000 and additional compensation of up to $150,000 based upon a percentage of certain license fees and consulting fees collected by the Company during fiscal 1996 and attributable to Mr. Chalke's efforts, as well as a bonus at the discretion of the Company of up to $100,000. Beginning in 1997, Mr. Chalke is entitled to receive an annual base salary of $350,000. Pursuant to the agreement, in 1995 the Company also granted Mr. Chalke an option to purchase 210,000 shares of Common Stock at an exercise price of $4.00 per share. If his employment is terminated by the Company without cause (as defined), Mr. Chalke will be entitled to receive severance compensation in an amount equal to six months' base salary. Throughout the term of this employment agreement, the Board agrees to nominate Mr. Chalke, and the Company agrees to use its best efforts to cause Mr. Chalke to be elected, to the Board of Directors of the Company.

 1993 and 1994 Stock Option Plans

  The Company's 1993 Stock Option Plan (the "1993 Plan") was adopted by the Board of Directors and approved by the stockholders of the Company on March 24, 1993. The 1993 Plan authorized the issuance of up to 1,000,000 shares of Common Stock, but no options have been granted to any employees or directors of the Company under the 1993 Plan since December 31, 1994. As of December 31, 1996, options to purchase an aggregate of 128,000 shares of Common Stock at a weighted average exercise price of $.08 per share were outstanding under the 1993 Plan.

  The Company's 1994 Stock Option Plan (the "1994 Plan") was adopted by the Board of Directors on December 7, 1994 and approved by the stockholders of the Company on January 31, 1995. An amendment to the 1994 Plan increasing the number of shares authorized under the 1994 Plan was adopted by the Board of Directors and approved by the stockholders of the Company in April 1996. The 1994 Plan provides for the grant of stock options to employees, officers and directors of, and consultants or advisers to, the Company and its subsidiaries. The 1993 Plan is identical to the 1994 Plan in all material respects. Under the 1994 Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("incentive stock options"), or options not intended to qualify as incentive stock options ("nonstatutory options"). Incentive stock options may only be granted to employees of the Company. The 1994 Plan authorizes the issuance of up to 3,000,000 shares of Common Stock. As of December 31, 1996, options to purchase an aggregate of 1,146,208 shares of Common Stock at a weighted average exercise price of $4.96 per share were outstanding under the 1994 Plan. Unless otherwise terminated, the 1994 Plan will terminate on January 31, 2005.

  The 1994 Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1994 Plan, the Compensation Committee has the authority to select the employees to whom options are granted and determine the terms of each option, including (i) the number of shares of Common Stock subject to the option, (ii) when the option becomes exercisable, (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's Common Stock) of the fair market value of the Common Stock as of the date of grant, and (iv) the duration of the option (which, in the case of incentive stock options, may not exceed ten years, or five years in the case of incentive stock options granted to stockholders owning in excess of 10% of the Company's Common Stock). The Compensation Committee may, in its sole discretion, include additional provisions in any option or award granted or made under the 1994 Plan, so long as not inconsistent with the 1994 Plan or applicable law. The Compensation Committee may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1994 Plan may be exercised.

  Payment of the option exercise price may be made in cash, shares of Common Stock, a combination of cash or stock or by any other method (including delivery of a promissory note payable on terms specified by the Compensation Committee) approved by the Compensation Committee consistent with Section 422 of the Code and Rule 16b-3 ("Rule 16b-3") under the Exchange Act.

  As of December 31, 1996, the Company had 197 employees, all of whom were eligible to participate in the 1994 Plan. The number of individuals receiving stock options varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine the number of shares of Common Stock to be awarded to any particular current executive officer, to all current executive officers as a group or to non-executive employees as a group.

  All outstanding options are nontransferable other than by will or the law of descent and distribution. Incentive stock options are exercisable during the lifetime of the option holder only while the option holder is in the employ of the Company, or within three months after termination of employment. In the event that termination is due to death or disability, or if death occurs within three months after termination, the option is exercisable for a one-year period thereafter.

  To the extent not exercised, all options granted under the 1994 Plan shall terminate immediately prior to a dissolution or liquidation of the Company. In the event of a merger of the Company, or the sale of substantially all of the assets of the Company, the Board of Directors shall have the discretion to accelerate the vesting of the options granted under the 1994 Plan.

  Federal Income Tax Consequences. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). Nevertheless, in the case of a participant who has not been an employee of the Company at all times between the date on which a particular option was granted (the "Option Grant Date") and the date that is three months before the date on which the option is exercised (the "Exercise Date"), and for purposes of the alternative minimum tax, an option will be treated as though it were a nonstatutory option and taxed as described below. While a participant will pay alternative minimum tax only to the extent of the excess of that tax over the participant's regular tax, the treatment of an option as a nonstatutory option for purposes of the alternative minimum tax could create such an excess.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the Option Grant Date and one year from the Exercise Date, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price. If the participant sells ISO Stock prior to having owned it for at least two years from the Option Grant Date and one year from the Exercise Date (an "ISO Disqualifying Disposition"), then the participant generally will recognize ordinary compensation income in an amount equal to the lesser of: (A) the excess of the fair market value of the ISO Stock on the Exercise Date over the exercise price; and (B) the excess of the sale price of the ISO Stock over the exercise price. A participant making an ISO Disqualifying Disposition will also recognize capital gain in an amount equal to the excess of the sale price of the ISO Stock over the fair market value of the ISO Stock on the Exercise Date. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of the sale and will be a short-term capital gain if the participant has held the ISO Stock for a shorter period. If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of the sale and will be a short-term capital loss if the participant has held the ISO Stock for a shorter period.

  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory option. Unlike the case of an incentive stock option, however, a participant will recognize taxable income upon the exercise of a nonstatutory option. In particular, a participant who exercises a nonstatutory option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NSO Stock") on the Exercise Date over the exercise price. With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the NSO Stock for a shorter period.

  The grant of a stock option will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any ISO Stock or NSO Stock will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1994 Plan. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

 1996 Employee Stock Purchase Plan

  The Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in April 1996. The Purchase Plan authorizes the issuance of up to a total of 200,000 shares of Common Stock to participating employees.

  All employees of the Company, including directors of the Company who are employees, and all employees of any participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the Purchase Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary are not eligible to participate. As of December 31, 1996, 156 of the Company's employees were eligible to participate in the Purchase Plan.

  On the first day of a designated payroll deduction period (the "Offering Period"), the Company will grant to each eligible employee who has elected to participate in the Purchase Plan an option to purchase shares of Common Stock as follows: the employee may authorize an amount (a whole percentage from 1% to 10% of such employee's regular pay) to be deducted by the Company from such pay during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of the Common Stock on either the first day or the last day of the Offering Period, whichever is lower. In no event may an employee purchase in any one Offering Period a number of shares which is more than 15% of the employee's annualized base pay divided by 85% of the market value of a share of Common Stock on the commencement date of the Offering Period. The Compensation Committee may, in its discretion, choose an Offering Period of 12 months or less for each of the Offering and choose a different Offering Period for each Offering.

  If an employee is not a participant on the last day of the Offering Period, such employee is not entitled to exercise any option, and the amount of such employee's accumulated payroll deductions will be refunded. An employee's rights under the Purchase Plan terminate upon voluntary withdrawal from the Purchase Plan at any time, or when such employee ceases employment for any reason, except that upon termination of employment because of death, the employee's beneficiary has certain rights to elect to exercise the option to purchase the shares which the accumulated payroll deductions in the participant's account would purchase at the date of death.

  Because participation in the Purchase Plan is voluntary, the Company cannot now determine the number of shares of Common Stock to be purchased by any particular current executive officer, by all current executive officers as a group or by non-executive employees as a group.

  Federal Income Tax Consequences. The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. The Purchase Plan is not a qualified plan under Section 401(a) of the Code. In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Common Stock at the end of an Offering. Instead, if a participant sells Common Stock acquired under the Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

  If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the Offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of (A) the excess of the fair market value of the Common Stock on the Grant Date over the price at which the participant purchased the Common Stock; and (B) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

  If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

  The offering of Common Stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

CERTAIN TRANSACTIONS

  On March 31, 1995, the Company entered into an Asset Purchase Agreement with Chalke Incorporated ("Chalke") and Shane A. Chalke, the Chairman, Chief Executive Officer, President, sole director and sole shareholder of Chalke, for the purchase by the Company of all the assets of Chalke for $7,400,000 in cash, a $3,000,000 promissory note and the assumption of certain liabilities by the Company, plus the costs of effecting the acquisition. The face value of the promissory note includes principal and simple interest accruing annually at 7.91% and is payable in two installments of $1,500,000 on each of March 31, 1996 and 1997. The first installment was paid by the Company to Chalke on April 2, 1996. Mr. Chalke and William C. Stone, the Company's President and Chief Executive Officer, determined the purchase price of the Chalke assets in an arm's-length negotiation. In arriving at a purchase price, the Company compared comparable transactions within the industry and conducted its own analysis of Chalke, including a review of the financial condition of Chalke and the strategic value of Chalke to the Company. At the time of the Chalke Acquisition, Mr. Chalke was unaffiliated with the Company. In connection with the Asset Purchase Agreement, the Company entered into an employment agreement with Mr. Chalke for a period of five years.

  From 1990 to 1996, the Company licensed its CAMRA and FILMS application software to Conning & Company pursuant to license, maintenance and professional services agreements. On January 27, 1996, the Company licensed its CAMRA and FILMS application software and certain other programs to GALIC, Conning Asset Management Company, a wholly owned subsidiary of GALIC, and other GALIC subsidiaries (collectively, the "GALIC Group") pursuant to a Software License Agreement. The Company was paid license and update fees of $1,110,000 in fiscal 1996 under the agreement. The License Agreement also provides for the payment of license and update fees in the amount of $210,000 per year for a period of four years beginning in January 1997. Such payments may increase during the term of the License Agreement due to the possibility of extraordinary licensing fees, sublicensing fees or licensing fees for other products and modules. Under the License Agreement, the Company licensed to the GALIC Group rights to use the Company's source and object code for use in its asset management business and, in the case of Conning Asset Management Company, for outsourcing to customers in the insurance industry. As the GALIC Group is not restricted under the terms of the License Agreement from competing with the Company for business within the foregoing areas, there can be no assurance that the GALIC Group may not in the future compete with the Company in such areas. GALIC, a Missouri corporation, has indirect sole ownership of all of the voting stock of Conning & Company. Mr. John B. Clinton, a current Class I director of the Company who is not standing for re-election, is a Senior Vice President of Conning & Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

 Overview and Philosophy

  The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for establishing the compensation of, and compensation policies with respect to, the Company's executive officers, including the Company's Chief Executive Officer, and administering the 1994 Plan and Purchase Plan. The Committee currently consists of Messrs. Clark and Ford.

  The objectives of the Company's executive compensation program are to:

  . Attract and retain key executives critical to the long-term success of the Company;

  . Align the executive officers' interests with the interests of stockholders and the success of the Company; and

  .  Recognize and reward individual performance and responsibility.

 Compensation Program

  General. The Company's executive compensation program consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. Executives also participate in benefit programs that are generally available to employees of the Company, including medical benefits, the Purchase Plan and the Company's 401(k) Profit Sharing Plan and Trust.

  For fiscal 1996, management of the Company recommended the executive compensation packages, subject to approval and oversight by the Committee. In the future, however, the Committee intends to review the appropriate mix between salary and other forms of compensation and set annual compensation guidelines for the Company's executives.

  Base Compensation. The Chief Executive Officer and the Executive Vice President are parties to multi-year employment agreements with the Company that fixed each executive's annual base salary for fiscal 1996. See "Compensation of Executive Officers--Employment Agreements." Mr. Stone's employment agreement provides for an annual base salary of $250,000, subject to any increase as may be approved by the Board of Directors or the Committee and agreed to by Mr. Stone. The Committee believes that a $250,000 salary was comparable to salaries of chief executive officers of other software companies at the Company's stage of development and reflected the Committee's qualitative judgment of Mr. Stone's contributions to the Company and overall performance over the past several years. In addition, the Committee believes that the Chief Executive Officer's base salary for fiscal 1995 ($150,000) was relatively low compared with the Executive Vice President's salary, which was $262,500 during fiscal 1995, and salaries of recently hired executive officers of the Company. See "Compensation of Executive Officers--Summary Compensation Table."

  The employment agreement with Mr. Chalke was entered into in March 1995 in connection with the Company's arm's-length acquisition of Chalke Incorporated. Under the employment agreement, which was amended as of January 1996, Mr. Chalke's salary for fiscal 1996 consisted of $200,000 of base salary and $108,781 of sales commissions with respect to certain license agreements and consulting arrangements attributable to Mr. Chalke's selling efforts. After fiscal 1996, Mr. Chalke is entitled to receive an annual base salary of $350,000.

  For fiscal 1996, compensation for other executive officers was set within the range of compensation for executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management and approved by the Committee. Base compensation was also determined in light of a particular individual's contribution to the Company as a whole, including the ability to motivate others, develop the necessary skills to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

  Short-Term Incentive Compensation. For fiscal 1996, the Committee did not award any annual cash bonuses to the Company's executive officers, including the Chief Executive Officer. The Committee believed that bonuses were inappropriate given the Company's operating loss during fiscal 1996 and the Company's failure to achieve its growth targets.

  In March 1997, the Committee approved the Company's Senior Officer Short-Term Incentive Plan (the "Short-Term Plan"), which sets forth the criteria for awarding annual cash bonuses to the Company's executive officers beginning in fiscal 1997. The Short-Term Plan provides for an executive officer bonus pool equal to a percentage of the aggregate base compensation paid to the Company's executive officers, with the size of such percentage varying with the Company's pre-tax net income. Once the Committee calculates the bonus pool for a given year, 75% of the total bonus will be allocated to the executive officers based on the percentage of the aggregate base compensation represented by each respective officer's base salary, and 25% of the total bonus will be awarded to individual executive officers at the discretion of the Committee. The Committee believes the Short-Term Plan aligns executive compensation with the success of the Company while enabling the Committee to award bonuses for outstanding individual achievement.

  Long-Term Incentive Compensation. Long-term incentives for executive officers and key employees are provided through stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Company evaluates a variety of factors, including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. The Company did not grant a large number of options to executive officers during fiscal 1996 as a number of officers joined the Company during fiscal 1995 and received options upon commencement of employment. As Mr. Stone owns approximately 36% of the Company's outstanding Common Stock, the Board of Directors did not grant any options to Mr. Stone during fiscal 1996.

  Section 162(m). Section 162(m) of the Internal Revenue Code ("Section 162(m)"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million dollars paid to its Chief Executive Officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements, such as stockholder approval of a compensation plan, are met. Although the Committee considered the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation programs, the Committee believes that it is unlikely that such limitation will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. Based in part on this judgment, the Committee has determined not to recommend to the Company's Board of Directors that the Short-Term Plan be submitted to the Company's stockholders for their approval. The Committee will, however, continue to monitor the impact of Section 162(m) on the Company.

                                          David W. Clark, Jr.
                                          William E. Ford

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Company's Compensation Committee are Messrs. Clark and Ford. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE

  The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from May 31, 1996 through December 31, 1996 with the cumulative total return on (i) Standard and Poor's S&P 500 Composite Index and (ii) Nasdaq's Computer and Data Processing Index. The comparison assumes the investment of $100 on May 31, 1996 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. Prior to May 30, 1996, the Company's Common Stock was not registered under the Exchange Act.

                           [LINE GRAPH APPEARS HERE]


             5/31/96   6/28/96   7/31/96   8/30/96   9/30/96   10/31/96   11/29/96   12/31/96
             -------   -------   -------   -------   -------   --------   --------   --------
SS&C          $100      $ 77.22   $60.76   $41.14    $ 51.27   $  37.97   $ 36.71    $ 32.28
S&P           $100      $100.38   $95.95   $97.97    $103.48   $106.34    $114.38    $112.11
Nasdaq Index  $100      $ 96.34   $86.28   $88.59    $ 98.26   $ 96.54    $103.51    $102.23


                PROPOSAL 2--RATIFICATION OF THE APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Coopers & Lybrand L.L.P. as independent public accountants of the Company for the year ending December 31, 1997, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Coopers & Lybrand L.L.P., the Board of Directors will reconsider the matter. A representative of Coopers & Lybrand L.L.P., which served as independent public accountants for the year ended December 31, 1996, is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

  The Company retained Coopers & Lybrand L.L.P. as its independent accountants and replaced Arthur Andersen LLP in February 1995. Arthur Andersen LLP had been retained to audit the Company's financial statements for the year ended December 31, 1993. The report of Arthur Andersen LLP for the year ended December 31, 1993 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or application of accounting principles. During the year ended December 31, 1993 and through the date of replacement, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. In connection with the Company's initial public offering, Coopers & Lybrand L.L.P. reaudited the Company's consolidated financial statements for the year ended December 31, 1993.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Any proposal that a stockholder intends to present at the 1998 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, Corporate Place, 705 Bloomfield Avenue, Bloomfield, Connecticut 06002, no later than December 5, 1997 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

  The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                          By Order of the Board of Directors,


                                          William C. Stone, Secretary

April 4, 1997

                            SS&C TECHNOLOGIES, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           To be held April 24, 1997

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY
                   AND SHOULD BE RETURNED AS SOON AS POSSIBLE

     The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) William C. Stone, John S. Wieczorek and John A. Burgess, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of SS&C TECHNOLOGIES, INC. (the "Company") to be held on Thursday, April 24, 1997 at 10:00 a.m. at The Hartford Golf Club, 134 Norwood Road, West Hartford, Connecticut, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

     In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.


1. To elect the following nominees for Class I Director to serve for the ensuing three years (except as marked below):

          William W. Wyman                        Jonathan M. Schofield

          [_]  FOR                                  [_]  WITHHOLD

            both nominees
          (except as marked below)

     (Instruction: To withhold a vote for an individual nominee, write the name of such nominee in the space provided below. Your shares will be voted for the remaining nominee.)


                      ----------------------------------

2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current year.


     [_]  FOR                [_]  AGAINST            [_]   ABSTAIN


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" BOTH DIRECTOR NOMINEES AND "FOR" PROPOSAL NUMBER 2.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

     A VOTE "FOR" BOTH DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSAL NUMBER 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

MARK HERE                              MARK HERE IF
FOR ADDRESS      [_]                   YOU PLAN TO           [_]
CHANGE AND                             ATTEND THE
NOTE AT LEFT                           MEETING



                                      Date:                      , 1997
                                           ----------------------



                                      ----------------------------------
                                                  Signature



                                      ----------------------------------
                                           Signature if held jointly





                              NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.